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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT




    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 1995
                                                -----------------------------
(July 25, 1995)
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                               C-TEC CORPORATION
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(Exact name of registrant as specified in its charter)

 Pennsylvania                       0-11053                  23-2093008
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(State or other jurisdiction      (Commission              (IRS Employer
of incorporation)                 File Number)             Identification No.)



               105 Carnegie Center, Princeton, New Jersey 08540
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      (609) 734-3700
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        (Former name or former address, if changed since last report).
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Item 5. Other Events.

     On or about July 25, 1995, Megacable, S.A. de C.V. ("Megacable") executed a non-binding letter of intent to form a business relationship with MFS Communications Company, Inc. ("MFS") to provide local telecommunications services in Mexico City. The new entity, to be known as MFS Communications of Mexico ("MFS-Mexico"), will petition the Secretariat of Communications and Transportation for a concession to construct and operate a facilities-based fiber optic network. It is anticipated that MFS-Mexico will be authorized to provide an array of telecommunications services, including private line, advanced data, dial tone and Centrex-type services.

     In addition to receipt of the appropriate regulatory approvals, commencement of operations will be dependent upon numerous contingencies, including the execution of definitive agreements between the parties and the successful negotiation of an interconnection agreement with Telefonos de Mexico, S.A. de C.V. ("Telmex"), the local telephone company. The terms of any definitive agreement between Megacable and MFS will be determined pursuant to arm's length negotiations.

     C-TEC Corporation ("C-TEC"), through its wholly-owned subsidiaries, holds a 40 percent ownership interest in Megacable, which is the second largest cable television operator in Mexico. The largest shareholder of C-TEC is RCN Corporation ("RCN"). Ninety percent of RCN's stock is held by Kiewit Diversified Group, Inc. ("KDG"). The stock of KDG is wholly-owned by Peter Kiewit Sons', Inc. ("PKS"). PKS and/or its affiliates also have substantial stock ownership in MFS.

     PKS, KDG, MFS, RCN and C-TEC share mutual director representation on their respective boards.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     C-TEC CORPORATION


                                     By:  /s/ Michael J. Mahoney

                                          _________________________
                                          Name:  Michael J. Mahoney
                                          Title:  President
                                                    and Chief Operating Officer


Date:  September 7, 1995